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                                                                    Exhibit 10.1

                                 AMENDMENT NO. 1

                                       TO

                          AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 1 TO THE AGREEMENT AND PLAN OF MERGER, dated as of August 22, 2002 (the "Amendment"), by and among Factual Data Corp., a Colorado corporation (the "Company"), Fidelity National Information Solutions, Inc., a Delaware corporation ("FNIS"), FD Acquisition Corp., a Colorado corporation and wholly-owned subsidiary of FNIS ("First Merger Sub"), Factual Data Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of FNIS ("Second Merger Sub"), and certain individuals set forth on the signature page hereof (collectively, the "Parties"). Capitalized terms used herein shall have the meanings given them in the Merger Agreement (as defined below).

                                    Recitals

WHEREAS, the Parties are parties to that certain Agreement and Plan of Merger, dated as of July 23, 2002 (the "Merger Agreement"); and

WHEREAS, the Parties desire to amend certain terms of the Merger Agreement.

NOW, THEREFORE, the parties hereto agree as follows.

                                    Agreement

1. The preamble of the Merger Agreement is hereby amended in its entirety to read as follows:

         "AGREEMENT AND PLAN OF MERGER dated as of July 23, 2002, by and among Factual Data Corp., a Colorado corporation (the "Company"), Fidelity National Information Solutions, Inc., a Delaware corporation ("FNIS"), FD Acquisition Corp., a Colorado corporation and wholly-owned subsidiary of FNIS ("First Merger Sub"), Factual Data Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of FNIS ("Second Merger Sub") and certain other individuals set forth on the signature page hereof (the "Agreement")."

2. Section 7.3(a) of the Merger Agreement is hereby amended in its entirety to read as follows:

                  "The Company agrees that, during the period beginning on the date


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         of this Agreement and ending on and including October 31, 2002 or the earlier termination of this Agreement pursuant to Article XI, it shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any officer, director, employee, investment banker, attorney, accountant, affiliate, agent or other advisor or representative of the Company or any of its Subsidiaries, directly or indirectly, to (and the Company will instruct its officers, directors, employees, investment bankers, attorneys, affiliates, accountants, agents and other advisors and representatives of the Company and each of its Subsidiaries not to) (i) take any action to submit, solicit, initiate, discuss, facilitate or encourage the submission of any Proposal from any Person relating to a sale, lease or encumbrance of all or any material portion of the business or assets of the Company and/or of its Subsidiaries (whether by merger, sale of stock or assets, tender offer or otherwise), or issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of its capital stock of any class or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such capital stock or any such convertible securities, other than to FNIS and/or its Subsidiaries and the issuance of Company Common Shares upon the exercise of presently outstanding vested stock options (which shall be deemed to include the Special Options granted on May 4, 2001 as set forth in
         Section 4.5 of the Company Disclosure Schedule) or presently outstanding warrants (other than warrants to be terminated as of the Closing as provided for in this Agreement) (collectively, a "Competing Transaction") (ii) engage in any negotiations or discussions regarding, or furnish to any Person any non-public information with respect to, or take any other action knowingly to facilitate any inquiries or the making of any Proposal that constitutes, or may be reasonably expected to lead to, any Competing Transaction, (iii) grant any waiver or release under any standstill or similar agreement with respect to any class of the Company's equity securities, (iv) except as required by the HSR Act or federal securities laws, disclose to any Person other than FNIS and the Company's professional advisors the material terms of the transactions contemplated hereby or of the Letter of Intent by and between FNIS and the Company dated May 15, 2002, or (v) other than in the manner contemplated by Section 7.3(d), enter into any agreement with respect to any of the foregoing; provided, however, that the Company may take any actions described in the foregoing clauses (i),
         (ii), (iii), (iv) or (v) in respect of any Person who makes a Proposal for a Competing Transaction, but only if (x) the Board of Directors of the Company by a majority vote determines in its good faith judgment, that either (A) such Proposal constitutes a Superior Proposal and provides written notice of termination of this Agreement in accordance with Section 7.3(d) and Section 11.1, or (B) such Proposal could reasonably be expected to result in a Superior Proposal, and (y) prior to furnishing any non-public information to such Person, such Person shall have entered into a confidentiality agreement with the Company on




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         terms no less favorable to the Company than the Mutual Confidentiality
         Agreement by and between the Company and FNIS dated as of May 7, 2002 (the "Confidentiality Agreement")."

3. Section 10.2(c) of the Merger Agreement is hereby amended in its entirety to read as follows:

                  "The Company shall be satisfied with the results of the due diligence investigation conducted by the Company and its representatives pursuant to Section 9.4(a) (which condition shall not be deemed waived as a result of or otherwise affected by any disclosure made by FNIS to the Company, including in the FNIS Disclosure Schedule, on or prior to the date of this Agreement); provided, however, that this condition shall be deemed satisfied if this Agreement is not terminated on or before August 29, 2002 or in the event that FNIS elects the All Cash Consideration."

4. Section 10.3(b) of the Merger Agreement is hereby amended in its entirety to read as follows:

                  "FNIS shall be satisfied with the results of the due diligence investigation conducted by FNIS and its representatives pursuant to
         Section 9.4(a) (which condition shall not be deemed waived as a result of or otherwise affected by any disclosure made by the Company or the Indemnifying Shareholders to FNIS, including in the Company Disclosure Schedule, on or prior to the date of this Agreement); provided, however, that this condition shall be deemed satisfied if this Agreement is not terminated on or before August 29, 2002;"

5. Section 11.1(b)(i) of the Merger Agreement is hereby amended in its entirety to read as follows:

                  "the First Merger shall not have been consummated by October 31, 2002 (the "End Date"); provided, however, that the right to terminate this Agreement under this Section 11.1(b)(i) shall not be available to any party whose breach of any provision of or whose failure to perform any obligation under this Agreement has been the cause of, or has resulted in, the failure of the First Merger to occur on or before the End Date; provided, further, that the parties may extend the End Date by mutual written agreement."

6. Schedule 10.3(f) of the Merger Agreement is hereby amended to read in its entirety as set forth on Schedule 6, attached hereto, of this Amendment.

7. Limitation of Amendment. Except as amended above, the terms of the Merger Agreement shall remain in full force and effect.


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8.       Governing Law.  This Amendment and the rights of the parties hereunder shall be governed in all respects by the laws of the State of Delaware wherein the terms of this Amendment were negotiated.

9. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.




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         IN WITNESS WHEREOF, the Parties have caused this Amendment No. 1 to the
Agreement and Plan of Merger, dated as of July 23, 2002, to be duly executed as of the day and year first above written.

                                            FIDELITY NATIONAL INFORMATION
                                            SOLUTIONS, INC.

                                            By:      /s/ Patrick F. Stone
                                                     ---------------------------
                                            Its:     Chief Executive Officer
                                                     ---------------------------

                                            FACTUAL DATA CORP.

                                            By:      /s/ James N. Donnan
                                                     ---------------------------
                                            Its:     President
                                                     ---------------------------

                                            FD ACQUISITION CORP.

                                            By:      /s/ Fernando Velez
                                                     ---------------------------
                                            Its:     Chief Executive Officer
                                                     ---------------------------

                                            FACTUAL DATA ACQUISITION CORP.

                                            By:      /s/ Fernando Velez
                                                     ---------------------------
                                            Its:     Chief Executive Officer
                                                     ---------------------------

                                            J.H. DONNAN, AN INDIVIDUAL

                                            /s/ J.H. Donnan
                                            ------------------------------------

                                            JAMES N. DONNAN, AN INDIVIDUAL

                                            /s/ James N. Donnan
                                            ------------------------------------

                                            RUSSELL E. DONNAN, AN INDIVIDUAL


                                            ------------------------------------


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